January 13th, 2017

NaturalShrimp Holdings, Inc.
2068 N. Valley Mills Drive
Waco, Texas 76110

Re: **Payoff Letter, Termination, and Release**

Ladies and Gentlemen:

Reference is made to (i) the secured promissory note, dated September 13, 2005, issued by NaturalShrimp Holdings, Inc., a Delaware corporation ("Borrower") to Amarillo National Bank ("ANB") and subsequently assigned to Baptist Community Services, a Texas based Non Profit Corporation ("BCS"), in the original principal amount of $1,500,000, as subsequently modified (the "Note"), (ii) the subordinated promissory note, dated December 31, 2008, issued by Borrower to BCS, in the original principal amount of $70,000 and with a maturity date of September 15, 2009 (the "Subordinated Note," as modified on April 7, 2009, collectively with the Note, the "Notes"), and (iii) the other Loan Documents (as defined in the Note Transfer and Assignment Agreement (the "Note Transfer and Assignment Agreement"), dated of even date herewith, by and between NaturalShrimp Corporation, a Delaware corporation ("NSC") and BCS), and all guaranties, security agreements, mortgages, subordination agreements, intercreditor agreements, pledge agreements, blocked account agreements, notes and other documents and instruments relating thereto (together with the Credit Agreement, collectively, the "Credit Documents"). BCS understands that on Closing Date (as defined in the Note Transfer and Assignment Agreement), NSC shall pay to BCS the Purchase Price (as defined in the Note Transfer and Assignment Agreement) in full satisfaction of all obligations and liabilities of the Borrower to BCS under or in respect of the Notes.

Upon Lender's receipt of (i) a federal funds wire transfer in the amount of the Purchase Price, and (ii) a fully executed counterpart of this letter agreement ("Agreement") signed by the Borrower (the time at which all of the conditions in the foregoing clauses (i) and (ii) shall first be satisfied is herein referred to as the "Payoff Effective Time"), BCS agrees to deliver to the Borrower the UCC-3 termination statements, releases of liens, discharges, terminations and other release documentation executed by it releasing Lender's liens and security interests in all of the assets and property of the Borrower and any of Borrower's affiliates (the "Property").

Upon the Payoff Effective Time, BCS agrees and acknowledges that (i) all security interests and other liens granted to or held by BCS in any Property as security for the indebtedness represented by the Notes shall be forever and irrevocably satisfied, released and discharged, (ii) the Credit Documents shall terminate and be of no further

force or effect other than those provisions therein that specifically survive termination and (iii) Borrower (or its designee) is authorized to take such other action and make such filings necessary to document or effectuate the termination and release of the liens described herein.

This Agreement shall be governed by the internal laws of the State of Texas. No party may assign its rights, duties or obligations under this Agreement without the prior written consent of the other parties. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. The undersigned parties have signed below to indicate their consent to be bound by the terms and conditions of this Agreement.

[*Signature page follows.*]

Very truly yours,

Baptist Community Services
701 Park Place Ave,
Amarillo, TX 79101

By: [signature]
Name: STEPHEN T. DALRYMPLE
Title: PRESIDENT, CEO and GENERAL COUNSEL

ACCEPTED and AGREED:

NaturalShrimp Corporation
2068 N. Valley Mills Dr.
Waco, TX 76110

By: [signature]
Name: BILL G WILLIAMS
Title: CHM/CEO